SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): October 30, 2004


                        ETERNAL TECHNOLOGIES GROUP, INC.
                ------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                     0-27929
                               -------------------
                            (Commission file number)

        Nevada                                         62-1655508
----------------------------             ---------------------------------------
(State or other jurisdiction             (I.R.S. Employer Identification Number)
 of incorporation)


          Suite 04-06, 28/F, Block A, Innotec Tower, 235 Nanjing Road,
          Heping District, Tianjin, 300100, People's Republic of China
         -------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                               011-86-22-2750-1802
              (Registrant's telephone number, including area code)

                   ------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

- Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).


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Section 8. Other Events

Item. 8.01 Other Events


On October 30, 2004, the Board of Directors of Eternal Technologies Group, Inc. ("Eternal") approved the acquisition of E-Sea Biomedical Engineering Co. International, Ltd. of Shenzhen, PRC. Final terms of the acquisition are being negotiated and closing should occur within the next twenty days. E-Sea owns three Chinese patents and manufactures Mammary Gland Detecting Instruments. These detection devices detect in approximately four minutes whether there is cancer in the mammary gland and have an accuracy rate of 96%. The devise causes no pain and the cost of the test is very low. This instrument is good news for women as the incidence of mammary cancer is increasing rapidly in China. The company currently has a back log of 110 machines. Each machine costs approximately US$40,000.

In addition to China, potential customers from Thailand and Viet Nam have also inquired about placing orders. Eternal plans to seek U.S. government approval for sale of the device in the U.S. and international markets next year. If approved, Eternal would produce the product in the U.S. as well as China.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ETERNAL TECHNOLOGIES GROUP, INC.


November 3, 2004                     /s/ Jiasheng Wei
                                     -----------------------------------------
                                     Jiasheng Wei, President and
                                     Chief Executive Officer